Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

SECUREWORKS CORP.

(THE “CORPORATION”)

ARTICLE I

OFFICES

Section 1. Registered Office. The address of the Corporation’s registered office and the name of the Corporation’s registered agent are as set forth in the Restated Certificate of Incorporation of the Corporation (as amended from time to time, including the terms of any certificate of designation relating to a series of preferred stock of the Corporation, the “Certificate of Incorporation”).

Section 2. Other Offices. The Corporation may have other offices at such other places both within and outside the State of Delaware as the Board of Directors may determine from time to time or as may be necessary or useful in connection with the business of the Corporation.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 1. Places of Meetings. All meetings of stockholders shall be held at such place or places within or outside the State of Delaware as shall be designated from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, and stated in the notice of meeting or waiver of notice thereof, subject to any provisions of law. Notwithstanding the foregoing, the Board of Directors may determine that the meeting shall not be held at any place, but may instead be held by means of remote communication.

Section 2. Annual Meetings. If required by law, the Corporation shall hold a meeting of its stockholders each year for the election of directors and the transaction of such other business as may properly come before the meeting at such date and time as may be designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, notice of the time and place (if any) of the annual meeting, and the means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days prior to the date of such meeting. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled.

Section 3. Special Meetings. Except as otherwise provided in the Certificate of Incorporation, a special meeting of the stockholders of the Corporation may be called at any time by (a) the Chairman of the Board, (b) the Board of Directors or the Secretary of the Corporation pursuant to a resolution adopted by a majority of the directors then in office or (c) if so provided in the Certificate of Incorporation, Denali (as such term is defined in the Certificate of Incorporation), but such special meeting may not be called by any other person or persons. Notice of the date, time, place (if any), the means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which such special meeting is called shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days prior to the date of such meeting unless otherwise provided by law, the Certificate of Incorporation or these Bylaws. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in such notice. The Corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled, except that, if so provided in the Certificate of Incorporation, no special meeting of stockholders called by Denali may be postponed, rescheduled or cancelled by the Corporation without the prior written consent of Denali.

Section 4. Voting. At all meetings of stockholders, each stockholder shall be entitled to such number of votes, if any, for each share of stock entitled to vote and held of record by such stockholder as may be fixed in the Certificate of Incorporation, subject to any powers, restrictions or qualifications set forth in the Certificate of Incorporation. If authorized by the Board of Directors, and subject to such guidelines as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may participate in a meeting of stockholders by means of remote communication and be deemed present in person and vote at such meeting whether such meeting is held at a designated place or solely by means of remote communication, provided that (a) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (b) the Corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the Corporation.

Section 5. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting of stockholders and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 6. Quorum; Required Vote. Except as otherwise provided by the Certificate of Incorporation, these Bylaws or law, at any annual or special meeting of stockholders, the holders of shares of stock representing a majority in voting power of the shares of stock outstanding and entitled to vote at such meeting, present in person or represented by proxy at such meeting, shall constitute a quorum. If a separate vote by class or series or classes or series of stock is required with respect to any matter brought before any annual or special meeting of stockholders, the holders of shares representing a majority in voting power of the shares of such class or series of classes or series outstanding and entitled to vote with respect to such matter, present in person or represented by proxy at such meeting, shall constitute a quorum entitled to take action with respect to such vote on such matter. In the absence of a quorum, the chairman of the meeting or the stockholders so present, by a majority of the voting power thereof, may adjourn the meeting from time to time in the manner provided in Section 10 of this Article II until a quorum is present.

When a quorum is present at any meeting, and except as set forth below in this Section 6, the affirmative vote of the holders of shares of stock representing a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on such matter shall decide such matter, unless such matter is one upon which a different vote is required by express provision of the Certificate of Incorporation, these Bylaws or law, in which case such express provision shall govern. Except as otherwise required by the Certificate of Incorporation or law, directors shall be elected at any meeting by a plurality of the votes cast of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors. If a separate vote by a class or series or classes or series of stock is required with respect to any matter brought before a meeting, such matter shall be decided by the affirmative vote of the holders of shares of such class or series or classes or series representing a majority in voting power of the shares of such class or series or classes or series present in person or represented by proxy at such meeting and entitled to vote on such matter, unless such matter is one upon which a different vote is required by express provision of the Certificate of Incorporation, these Bylaws or law, in which case such express provision shall govern.

Section 7. Inspectors of Election. In advance of any meeting of stockholders, the Corporation may appoint, and if required by law shall appoint, one or more inspectors of election (“inspectors”), which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at a meeting of stockholders or any adjournment thereof and make a written report thereof. One or more persons may be designated as alternative inspectors to replace any inspector who fails so to act. If no inspector or alternate has been appointed so to act, or if all inspectors or alternates who have been appointed are unable so to act, the chairman of the meeting shall appoint one or more inspectors to act at such meeting. Each inspector, before discharging his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify the determination by such inspector or inspectors of the number of shares of stock of the Corporation represented at the meeting and the count by such inspector or inspectors of all votes and ballots. Such certification and report shall specify such other information as may be required by law or as may be requested by the chairman of the meeting. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 8. List of Stockholders. At least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (or, if the record date for determining the stockholders entitled to vote at the meeting is less than 10 days before the meeting date, a complete list of the stockholders entitled to vote at the meeting as of the 10th day before the meeting date), arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder, shall be prepared by the officer who has charge of the stock ledger. Such list shall be open for examination by any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting as required by law. If the meeting is to be held at a place, such list shall be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present at such meeting. If the meeting is to be held solely by means of remote communication, such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to persons who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at the meeting.

Section 9. Conduct of Meetings. The Chairman of the Board (when present) shall preside as chairman of the meeting at each meeting of stockholders and shall ensure that all orders and resolutions of the stockholders are carried into effect. The Chairman of the Board may designate any other director or any officer or representative of the Corporation to act in his stead as chairman of the meeting for any meeting of stockholders. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting of stockholders shall be announced at the meeting by the chairman of the meeting. To the extent not prohibited by law, the Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess or adjourn such meeting and to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, to the extent not prohibited by law, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present at the meeting; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine may attend or participate in the meeting; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants in the meeting. In addition to making any other determinations that may be appropriate to the conduct of the meeting, if the facts so warrant, the chairman of the meeting shall determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if the chairman of the meeting shall so determine and declare, any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 10. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10.

(2) For nominations of persons for election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern Time on the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the 120th day prior to such annual meeting and not later than 5:00 p.m. Eastern Time on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (B) such person’s written consent to be named as a nominee in the proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting and to serve as a director if elected; (ii) as to any other business which the stockholder proposes to bring before the meeting, a brief description of the business proposed to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, of stock of the Corporation (a “beneficial owner”) on whose behalf the proposal or business is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner, (B) the class or series and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owner, whether or not any such instrument or right shall be subject to settlement in underlying shares of stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (E) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (F) a representation whether such stockholder or such beneficial owner intends or is part of a group which intends (y) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the proposal or elect the nominee and/or (z) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (G) any other information relating to such stockholder and such beneficial owner required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 10 shall be deemed satisfied by a stockholder with respect to business other than a nomination of a person for election to the Board of Directors if the stockholder has notified the Corporation of the stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. For purposes of the first annual meeting following the adoption of these Bylaws, the date of the first anniversary of the preceding year’s annual meeting shall be deemed to be                     .

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(2) of this Section 10 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 10 shall also be considered timely, but only with respect to nominees for the additional directorships, if such notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern Time on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (i) by or at the direction of the Board of Directors or any committee thereof (or the stockholders pursuant to Article VI, Section B of the Certificate of Incorporation) or (ii) provided that the Board of Directors (or the stockholders pursuant to Article VI, Section B of the Certificate of Incorporation) shall have determined that directors shall be elected at such meeting, by any stockholder of the Corporation who was a stockholder of record at the time the notice provided for in paragraph (a)(2) of this Section 10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and on such election and who complies with the notice procedures set forth in this Section 10. The proposal by stockholders of other business to be conducted at a special meeting of stockholders may be made only in accordance with Article VI, Section B of the Certificate of Incorporation. If the Corporation calls a special meeting of stockholders for the purpose of electing one or more members to the Board of Directors, any such stockholder entitled to vote on such election of directors may nominate a person or persons (as the case may be) for such election as specified in the Corporation’s notice of meeting, if the same stockholder’s notice as is required by paragraph (a)(2) of this Section 10 with respect to an annual meeting of stockholders shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m. Eastern Time on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (iii)(F) of paragraph (a)(2) of this Section 10) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of such writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 10, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 10; provided that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to, and shall not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 10, and compliance with this Section 10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of paragraph (a)(2) of this Section 10, business other than nominations brought properly under and in compliance with Rule 14a-8 under the Exchange Act, as may be amended from time to time). Nothing in this Section 10 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(4) Notwithstanding anything to the contrary contained in this Section 10, for so long as Denali has the right to call a special meeting pursuant to Article IV, Section B of the Certificate of Incorporation, Denali shall not be subject to the notice procedures set forth in paragraph (a)(2), (a)(3) or (b) of this Section 10 with respect to any annual or special meeting of stockholders.

Section 11. Adjournments. Any annual or special meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place (if any), and, except as provided in the following sentence, notice need not be given of any such adjourned meeting if the time and place (if any) thereof, and the means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At any adjourned meeting any business may be transacted that could have been transacted at the original meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Number and Qualification. The authorized number of directors that shall constitute the full Board of Directors of the Corporation shall be fixed from time to time as provided in or in the manner provided for in the Certificate of Incorporation. Directors need not be stockholders of the Corporation to be qualified for election or service as a director.

Section 2. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall have all the powers authorized by the laws of the State of Delaware, subject to such limitations as may be provided for in the Certificate of Incorporation.

Section 3. Compensation. The Board of Directors may from time to time by resolution authorize the payment of fees or other compensation to the directors for service as such to the Corporation, including, but not limited to, fees for attendance at meetings of the Board of Directors or committees thereof, and determine the amount of such fees and other compensation. Nothing in these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board of Directors.

Section 4. Quorum; Required Vote. At all meetings of the Board of Directors, a majority of the authorized number of directors (without regard to vacancies) shall constitute a quorum. If a quorum shall not be present at any meeting of the Board of Directors, the directors present at such meeting may adjourn the meeting to another place, date or time, without notice other than announcement at the meeting, until a quorum shall be present. Except as otherwise expressly provided for in these Bylaws or in the Certificate of Incorporation or as required by law, the vote of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 5. Meetings. Meetings of the Board of Directors may be held either within or outside the State of Delaware. Regular meetings of the Board of Directors may be held on the date and at such time and at such place as shall from time to time be established by the Board of Directors and publicized among all directors. No notice of a regular meeting the date of which has been so publicized shall be required. Notice of the place, date and time of each special meeting of the Board of Directors shall be given to each director at least 24 hours before the meeting either (a) orally in person or by telephone or (b) in writing delivered by hand, courier, facsimile transmission, e-mail or other means of electronic transmission. The notice of a special meeting need not describe the purpose of the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at a special meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President and shall be called by the President or the Secretary upon the request of two or more directors. The Board of Directors shall appoint a Chairman of the Board from among its members. The Chairman of the Board (when present) shall preside at all meetings of the Board of Directors and shall ensure that all orders and resolutions of the Board of Directors are carried into effect.

Section 6. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, with such lawfully delegable powers and duties as the Board of Directors thereby confers, to serve at the pleasure of the Board of Directors, and may appoint such officers, agents or employees of the Corporation to assist such committees as the Board of Directors deems necessary and appropriate. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or upon the disqualification of a member of any committee, the member or members of such committee present at any meeting thereof and not disqualified from voting thereat, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided for in the resolution of the Board of Directors designating the committee and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Unless otherwise specified in the resolution of the Board of Directors designating a committee or in the procedural rules for conducting its business established by such committee, all provisions of these Bylaws relating to meetings of the Board of Directors, including provisions hereof relating to notice, quorum and voting requirements, shall also apply to such committee and the members thereof. Each committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as otherwise provided for in the Certificate of Incorporation, these Bylaws or the resolution of the Board of Directors designating a committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to a subcommittee any or all of the powers and authority of the committee.

Section 7. Participation in Meetings by Conference Telephone or Other Communications Equipment. Any one or more members of the Board of Directors or any committee thereof may participate in meetings of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 8. Action Without Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent to such action in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors.

Section 9. Resignations. Any director may resign at any time by giving notice of such resignation in writing or by electronic transmission to the Board of Directors, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time of such resignation is not specified, upon receipt thereof, and, unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

Section 10. Newly-Created Directorships; Vacancies. Any newly-created directorship resulting from any increase in the authorized number of directors or any vacancy on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled in the manner specified in the Certificate of Incorporation.

ARTICLE IV

OFFICERS

Section 1. Positions. The officers of the Corporation shall be appointed by, and shall hold office at the pleasure of, the Board of Directors, except that an officer may appoint officers and prescribe the duties thereof if so authorized by these Bylaws or the Board of Directors. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer, and such other officers as the Board of Directors (or an officer so authorized) from time to time may appoint, including one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Each such officer shall exercise such powers and perform such duties as shall be set forth in these Bylaws and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer authorized by these Bylaws or the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person. Each of the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Secretary and the Treasurer may execute bonds, mortgages and other contracts under the seal of the Corporation, if so required, except where required by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 2. Duties. Subject to such extensions, limitations and other provisions as these Bylaws may prescribe or the Board of Directors or an authorized officer may determine from time to time, the following officers shall have the following powers and duties:

(a) Chief Executive Officer. In the absence of the Chairman of the Board, or if no Chairman of the Board has been appointed, the Chief Executive Officer (when present) shall preside at all meetings of the Board of Directors (so long as the Chief Executive Officer is also a director) and all meetings of stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the provisions of these Bylaws and to the direction of the Board of Directors, shall have the responsibility for the general management and supervision of the business and affairs of the Corporation and shall exercise the powers and authority and perform all of the duties commonly incident to such office and shall perform such other duties as the Board of Directors shall specify from time to time.

(b) President. Subject to the authority of the Chief Executive Officer (if other than the President), the President shall exercise the powers and authority and perform all of the duties commonly incident to such office and shall perform such other duties as the Board of Directors or the Chief Executive Officer shall specify from time to time.

(c) Chief Financial Officer. The Chief Financial Officer shall have overall responsibility and authority for the management of the financial operations of the Corporation, subject to the authority of the Chief Executive Officer and the Board of Directors.

(d) Vice President. The Vice President or Vice Presidents shall perform such duties as may be assigned to each of them from time to time by the Board of Directors or by the Chief Executive Officer if the Board of Directors does not do so. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all of the restrictions upon, the President.

(e) Secretary. The Secretary, or in the Secretary’s absence, an Assistant Secretary shall have charge of the corporate books, keep the minutes of all meetings of stockholders and of the Board of Directors, give and serve all notices on the Board of Directors and stockholders, attend to such correspondence as may be assigned to such officer, keep in safe custody the seal of the Corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as may be prescribed or determined from time to time by the Board of Directors or by the Chief Executive Officer if the Board of Directors does not do so.

(f) Treasurer. The Treasurer, subject to the order of the Board of Directors or, in the Treasurer’s absence, an Assistant Treasurer shall have the care and custody of the moneys, funds, valuable papers and documents of the Corporation, and shall have, under the supervision of the Board of Directors, all the powers and duties commonly incident to such office. The Treasurer shall render to the Board of Directors and the Chief Executive Officer or the President of the Corporation, whenever they may require it, an account of all transactions and of the financial condition of the Corporation. In addition to the foregoing, the Treasurer shall have such duties as may be prescribed or determined from time to time by the Board of Directors or by the Chief Executive Officer if the Board of Directors does not do so.

(g) Delegation of Authority. The Board of Directors at any time may delegate the powers and duties of any officer to any other officer, director or employee.

Section 3. Resignations. Any officer may resign at any time by giving notice of such resignation in writing or by electronic transmission to the Board of Directors, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time of such resignation is not specified, upon receipt thereof, and, unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

Section 4. Removal; Vacancies. The Board of Directors may remove any officer of the Corporation at any time, with or without cause. Unless otherwise specified by the Board of Directors, an officer that has duly appointed another officer of the Corporation in accordance with these Bylaws may remove such officer at any time, with or without cause. The Board of Directors and any officer so authorized may fill any vacancy among the officers of the Corporation at any time or from time to time.

ARTICLE V

STOCK

Section 1. Certificate of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Every holder of shares represented by certificates shall be entitled to a certificate or certificates in such form as may be prescribed or authorized by the Board of Directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary. Any or all of such signatures may be in facsimile if and to the extent authorized under the laws of the State of Delaware. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before such certificate has been issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 2. Transfer of Stock. If represented by certificates, shares of the stock of the Corporation shall be transferable only upon the books of the Corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If uncertificated, shares of capital stock of the Corporation shall be transferable only upon delivery of a duly executed instrument of transfer. If the Corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars of transfer and may make or authorize the transfer agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

Section 3. Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date, unless otherwise required by law, shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which such meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 4. Lost Certificates. In the event of the loss, theft, mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board of Directors or by the Chief Executive Officer or the President if the Board of Directors does not do so. When authorizing such issuance of a new certificate, the Board of Directors or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen, mutilated or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the Board of Directors or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen, mutilated or destroyed or on account of the issuance of such new certificate or uncertificated shares.

Section 5. Stockholders of Record. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the General Corporation Law of the State of Delaware.

ARTICLE VI

FISCAL YEAR, BANK DEPOSITS, CHECKS, ETC.

Section 1. Fiscal Year. The fiscal year of the Corporation shall commence or end at such time as the Board of Directors may designate.

Section 2. Deposits, Checks, Etc. The funds of the Corporation shall be deposited in the name of the Corporation or of any division thereof in such banks, trust companies or other institutions in the United States or elsewhere as may be designated from time to time by the Board of Directors, or by such officer or officers as the Board of Directors may authorize to make such designations.

All checks, drafts or other orders for the withdrawal of funds from any account maintained at an approved institution shall be signed by such person or persons as may be designated from time to time by the Board of Directors. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

ARTICLE VII

BOOKS AND RECORDS

Section 1. Place of Keeping Books. Unless otherwise expressly required by law, the books and records of the Corporation may be kept outside of the State of Delaware.

Section 2. Examination of Books. Except as may otherwise be provided by law, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the Corporation except as prescribed by law or authorized by express resolution of the Board of Directors.

ARTICLE VIII

NOTICES

Section 1. Manner of Notice to Stockholders. Except as otherwise provided in these Bylaws or permitted by law, notices to stockholders shall be in writing and delivered personally or mailed to the stockholders at their addresses appearing on the books of the Corporation. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of such stockholder as it appears on the records of the Corporation. Any notice to stockholders may be given by electronic transmission to the extent permitted by law.

Section 2. Waivers. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business thereat because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in a waiver of notice.

ARTICLE IX

SEAL

The corporate seal of the Corporation, if any, shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE X

POWERS OF ATTORNEY

The Board of Directors may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents the power to represent or act on behalf of the Corporation, with or without power of substitution.

In the absence of any action by the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Corporation may execute for and on behalf of the Corporation waivers of notice of meetings of stockholders and proxies for such meetings in any entity in which the Corporation may hold voting securities.

ARTICLE XI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit or other entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article XI, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors.

Section 2. Right to Advancement of Expenses. The Corporation shall, to the fullest extent permitted by law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article XI or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article XI shall be contract rights which shall continue as to a Covered Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such Covered Person’s heirs, executors and administrators.

Section 3. Claims. If a claim for indemnification under this Article XI (following the final disposition of any applicable proceeding) is not paid in full within 60 days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article XI is not paid in full within 30 days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under law.

Section 4. Non-exclusivity of Rights. The rights conferred on any Covered Person by this Article XI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or of disinterested directors, these Bylaws or otherwise.

Section 5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit or other entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit or other entity.

Section 6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit or other entity, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of law.

Section 8. Other Indemnification and Prepayment of Expenses. This Article XI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE XII

AMENDMENTS

In furtherance and not in limitation of the powers conferred upon the Board of Directors by the General Corporation Law of the State of Delaware, these Bylaws may be altered, amended or repealed, and new Bylaws may be made, by the affirmative vote of a majority of the authorized number of directors (without regard to vacancies). These Bylaws may also be altered, amended or repealed, and new Bylaws may be made, by the stockholders of the Corporation by the affirmative vote of the holders of shares of stock representing a majority in voting power of the Corporation’s outstanding stock entitled to vote thereon, voting together as a single class; provided, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

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